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                                                                   Exhibit 10.25
                              CITY NATIONAL BANK


                           Special Assets Department
                        606 S. Olive Street, 20th Floor
                        Los Angeles, California  90014
                                (213) 347-2526
                                  May 9, 1997


VIA CERTIFIED MAIL

Uni-Star Industries, Inc.
306 Pasadena Avenue
South Pasadena, CA  91030
Attention:  Ernest Hartland, President

        RE: Accounts Receivable Loan Agreement, by and between Uni-Star Industries, Inc. ("Borrower") and City National Bank ("CNB"), dated as of August 30, 1995, as amended ("Credit Agreement") and Term Loans 24426 and 96802 (collectively, the "Notes")

Dear Mr. Hartland:

        The Credit Agreement matured on April 30, 1997. You have requested that CNB extend the Termination Date thereunder to August 31, 1997 to provide you with adequate time to complete your search for alternative financing.

        Uni-Star reaffirms the debt owed to CNB, as of May 7, 1997, in the principal amount of $2,252,944.52 plus unpaid interest under the Credit Agreement and Notes ("Present Indebtedness") and that it has no defenses or offsets to such indebtedness.

        CNB hereby agrees to forebear from exercising its rights and remedies under the Credit Agreement or pursuant to applicable law until August 31, 1997, with respect to all Events of Default currently existing under the Credit Agreement. In consideration of CNB's agreement to forebear, Borrower hereby agrees to all of the following:

1.   The Revolving Credit Commitment will be reduced by $600,000 to $1,900,000.

The Borrowing base will be modified as follows:

A) i) Eighty percent (80%) of Eligible Accounts from 5/1/97 to 5/30/97. ii) Seventy nine percent (79%) of Eligible Accounts from 6/1/97 to 6/30/97. iii) Seventy eight (78%) of Eligible Accounts from 7/1/97 to 7/31/97. iv) Seventy seven percent (77%) of Eligible Accounts thereafter. The foregoing percentages are conditioned upon the maintenance of the existing dilution rate of no more than eight percent (8%) as provided in Section 9.1.11.

In no event shall the Borrowing Base exceed the Revolving Credit Commitment. The terms, Revolving Credit Commitment, Eligible Accounts and Dilution Rate (except as amended in the prior paragraph) are defined in the Credit Agreement.

There will be no further advances under the Term Loan Facility and Equipment Acquisition Facility and any advances repaid to date or during the term of the forbearance agreement will not be available for re-borrowing;
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To pay CNB, on or before 5/15/97, loan fees of $3,750.

The interest rate on the Notes and Credit Agreement shall be increased to the Prime Rate plus 2 percent (2%) per year effective 5/1/97; effective 6/1/97, the interest rate shall be increased to the Prime rate plus 2.25 percent (2.25%) per year; effective 7/1/97, the interest rate shall be increased to Prime plus 2.5 percent (2.5%) per year; effective 8/1/97, the interest rate shall be increased to 2.75 percent (2.75%) per year.

To keep all payments on the Notes and under the Credit Agreement current and to repay in full all obligations owed by Borrower to CNB on the Notes and under the Credit Agreement no later than August 31, 1997;

In addition to that required by the Credit Agreement, to submit current financial and collateral information to CNB at such times and in such form as CNB may request.

7. RELEASE. Borrower intends and agrees that this Agreement will be effective as a full, final and general release of and from all matters covered herein. In furtherance thereof, Borrower acknowledges that Borrower is familiar with, and that Borrower's attorney of record, if any, has advised Borrower of, California Civil Code (S)1542, which provides as follows:

   A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of execution of the release, which if known by him must have materially affected his settlement with the debtor.

Borrower expressly waives and releases any right or benefit which Borrower has or may in the future have under California Civil Code (S)1542 to the fullest extent that such rights or benefits may be lawfully waived and released. Further, Borrower acknowledges that Borrower may hereafter discover facts different from or in addition to those facts now known or believed by Borrower to be true with respect to any or all of the matters covered by this Agreement, and agrees that this Agreement will nevertheless be binding and remain in full and complete force and effect.

   Please be advised that CNB reserves all of its rights and remedies with respect to (a) all currently existing Events of Default, and (b) all Events of Default that arise after the date of this letter or due to any material adverse change in the business, operations or conditions, financial or otherwise, of Borrower since the date of the last financial statements received by CNB. Except as expressly amended herein, all of the terms and conditions of the Notes and Credit Agreement shall remain unchanged and in full force and effect. Further, nothing in this Agreement obligates CNB to extend the Notes and Credit Agreement beyond August 31, 1997.

   Please indicate your agreement with the foregoing by signing the enclosed copy where indicated, and returning the same to my attention. Please be advised that CNB's agreement to this forbearance shall not become effective until CNB has received a copy of this letter executed by Borrower and the fee set forth in Paragraph 3 above. Capitalized terms not defined herein shall have the meaning given them in the Notes and Credit Agreement.

   Please call me if you have any questions relating to this matter.

                                        Very truly yours,


                                        Gregory J. Meis
                                        Vice President

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AGREED TO AND ACCEPTED ON BEHALF OF
Uni-Star Industries, Inc. BY:





/s/ Ernest Hartland
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Ernest Hartland, President





/s/ Johnny J. Blanchard
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Johnny J. Blanchard, Assistant Secretary

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